SECOND AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

ROCKEFELLER & CO. LLC

THIS SECOND AMENDMENT dated as of June 22, 2023, to the Operating Expense Limitation Agreement, dated as of March 1, 2018, as amended April 15, 2021 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and ROCKEFELLER & CO. LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Rockefeller US Small Cap Core Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the Rockefeller US Small Cap Core Fund, to be effective at the time the Rockefeller US Small Cap Core Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf of its series listed on Amended Schedule A	ROCKEFELLER & CO. LLC

By: /s/ Jennifer A. Lima	By: /s/ Timothy J. McCarthy
Name: Jennifer A. Lima	Name: Timothy J. McCarthy
Title: Acting Principal Executive Officer	Title: General Counsel & CCO

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

ROCKEFELLER & CO. LLC

Series of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Rockefeller Climate Solutions Fund	0.99%
Rockefeller US Small Cap Core Fund	0.95% (through July 31, 2024) 1.05% (beginning August 1, 2024)

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